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                                                                     EXHIBIT 5.1

                                 KALISH & WARD,
                            PROFESSIONAL ASSOCIATION

                           FORM OF OPINION OF COUNSEL


                             ________________, 2001

PetsVetsandYou.com, Inc.
10919 North Dale Mabry Highway
Tampa, Florida  33618

           RE: Registration Statement on Form SB-2

Gentlemen:

         We have acted as counsel to you in connection with: (i) proceedings for the authorization and issuance by PetsVetsandYou, Inc., a Florida corporation (the "Company") of up to 35,000 units of the Company (the "Units"), each Unit consisting of 125 shares of the Company's $.005 par value Class A common stock ("Class A Shares") and 40 shares of the Company's $.005 par value preferred stock (the "Preferred Shares"); and (ii) the preparation and filing of a registration statement on Form SB-2, as may be periodically amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you have filed with the Securities and Exchange Commission and various state securities administrators with respect to the Units and in connection with the offering of the Units to certain investors.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for purposes of rendering this opinion. In connection therewith, we have assumed the following: (a) the filing and effectiveness of the Registration Statement and any amendments thereto; (b) due execution by the Company and counter-signature by its transfer agent of certificates representing the Units or the Class A Shares and Preferred Shares comprising the Units that are sold in the offering;
(c) the offering and sale of the Shares as contemplated by the Registration Statement; and (d) receipt by the Company of the consideration required for the Units as contemplated by the Registration Statement.

         Based upon the foregoing, we are of the opinion that, upon issuance as described in the Registration Statement, the Units, and the Class A Shares and Preferred Shares comprising the Units, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,



                                        KALISH & WARD,
                                        PROFESSIONAL ASSOCIATION


                                        By:
                                           -------------------------------------
                                           R. Reid Haney



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